SLM Student Loan Trust 2001-1
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics				3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance			$577,221,497.27	$23,000,409.80	$554,221,087.47
	ii	Interest to be Capitalized			3,235,818.86		2,929,244.40

	iii	Total Pool			$580,457,316.13		$557,150,331.87

	iv	Specified Reserve Account Balance			—		—

	v	Total Adjusted Pool			$580,457,316.13		$557,150,331.87

B	i	Weighted Average Coupon (WAC)			3.688%		3.690%
	ii	Weighted Average Remaining Term			98.96		97.61
	iii	Number of Loans			194,949		188,289
	iv	Number of Borrowers			84,808		81,808

	Notes and Certificates			Spread	Balance 4/26/04	% of O/S Securities	Balance 7/26/04	% of O/S Securities
C	i	A-1 Notes	78442GCM6	0.050%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GCP9	0.150%	526,897,316.13	90.773%	503,590,331.87	90.387%
	iii	B Notes	78442GCR5	0.500%	53,560,000.00	9.227%	53,560,000.00	9.613%

	iv	Total Notes			$580,457,316.13	100.000%	$557,150,331.87	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,451,143.29	$1,392,875.83
	iv	Reserve Account Floor Balance ($)	$1,501,744.00	$1,501,744.00
	v	Current Reserve Acct Balance ($)	$1,501,744.00	$1,501,744.00

II. 2001-1 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$21,303,169.65
	ii	Principal Collections from Guarantor	3,723,518.48
	iii	Principal Reimbursements	40,667.20
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$25,067,355.33

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$59,895.49
	ii	Capitalized Interest	$(2,126,841.02)

	iii	Total Non-Cash Principal Activity	$(2,066,945.53)

C	Total Student Loan Principal Activity		$23,000,409.80

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,533,847.48
	ii	Interest Claims Received from Guarantors	$158,301.09
	iii	Collection Fees/Returned Items	$30,110.24
	iv	Late Fee Reimbursements	$149,359.82
	v	Interest Reimbursements	$27,969.76
	vi	Other System Adjustments	$0.00
	vii	Special Allowance Payments	$285,098.65
	viii	Subsidy Payments	$605,277.52

	ix	Total Interest Collections	$3,789,964.56

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,178.15
	ii	Capitalized Interest	$2,126,841.02

	iii	Total Non-Cash Interest Adjustments	$2,128,019.17

F	Total Student Loan Interest Activity		$5,917,983.73

G	Non-Reimbursable Losses During Collection Period		$58,377.64

H	Cumulative Non-Reimbursable Losses to Date		$1,323,851.34

III. 2001-1 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$17,365,234.68
	ii	Consolidation Principal Payments	$7,661,453.45
	iii	Reimbursements by Seller	$3,624.14
	iv	Borrower Benefits Reimbursed	$12,745.97
	v	Reimbursements by Servicer	$1,662.65
	vi	Re-purchased Principal	$22,634.44

	vii	Total Principal Collections	$25,067,355.33

B	Interest Collections
	i	Interest Payments Received	$3,519,267.67
	ii	Consolidation Interest Payments	63,257.07
	iii	Reimbursements by Seller	4,413.38
	iv	Borrower Benefits Reimbursed	630.84
	v	Reimbursements by Servicer	21,352.05
	vi	Re-purchased Interest	1,573.49
	vii	Collection Fees/Returned Items	30,110.24
	viii	Late Fees	149,359.82

	ix	Total Interest Collections	$3,789,964.56

C	Other Reimbursements		$68,504.04

D	Administrator Account Investment Incom		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$28,925,823.93
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(859,405.66)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$28,066,418.27

I	Servicing Fees Due for Current Period		$420,179.82

J	Carryover Servicing Fees Due		$—

K	Administration Fees Due		$20,000.00

L	Aggregate Swap Fees Due		$11,004.49

M	Total Fees Due for Period		$451,184.31

IV. 2001-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	3.679%	3.653%	2,409	1,792	1.236%	0.952%	$7,703,762.06	$6,075,075.64	1.335%	1.096%

Grace
Current	3.799%	3.845%	514	741	0.264%	0.394%	$1,763,985.90	$2,228,013.89	0.306%	0.402%

TOTAL INTERIM	3.701%	3.705%	2,923	2,533	1.499%	1.345%	$9,467,747.96	$8,303,089.53	1.640%	1.498%
REPAYMENT
Active
Current	3.763%	3.759%	112,990	110,220	57.959%	58.538%	$294,973,321.01	$286,553,757.90	51.102%	51.704%
31-60 Days Delinquent	3.878%	3.816%	6,734	6,868	3.454%	3.648%	$20,671,619.79	$20,043,297.39	3.581%	3.616%
61-90 Days Delinquent	3.806%	3.780%	4,003	4,202	2.053%	2.232%	$13,281,855.44	$13,102,252.14	2.301%	2.364%
91-120 Days Delinquent	3.774%	3.842%	3,127	2,798	1.604%	1.486%	$11,309,431.92	$8,907,583.90	1.959%	1.607%
> 120 Days Delinquent	3.872%	3.813%	6,959	7,885	3.570%	4.188%	$23,289,407.10	$27,022,396.96	4.035%	4.876%

Deferment
Current	3.255%	3.256%	31,696	27,854	16.259%	14.793%	$102,155,928.19	$89,215,649.11	17.698%	16.097%

Forbearance
Current	3.792%	3.787%	25,677	25,031	13.171%	13.294%	$99,620,425.48	$98,306,614.70	17.259%	17.738%

TOTAL REPAYMENT	3.686%	3.688%	191,186	184,858	98.070%	98.178%	$565,301,988.93	$543,151,552.10	97.935%	98.002%
Claims in Process (1)	3.971%	4.058%	829	887	0.425%	0.471%	$2,425,880.80	$2,723,162.20	0.420%	0.491%
Aged Claims Rejected (2)	3.883%	4.101%	11	11	0.006%	0.006%	$25,879.58	$43,283.64	0.004%	0.008%
GRAND TOTAL	3.688%	3.690%	194,949	188,289	100.000%	100.000%	$577,221,497.27	$554,221,087.47	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2001-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%
- GSL - Subsidized	3.739%	126,470	$332,235,392.82	59.946%
- GSL - Unsubsidized	3.547%	55,704	$198,146,380.72	35.752%
- PLUS Loans	4.175%	3,397	$14,646,556.01	2.643%
- SLS Loans	4.219%	2,718	$9,192,757.92	1.659%

- Total	3.690%	188,289	$554,221,087.47	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%
- Four Year	3.708%	145,792	$465,030,474.78	83.907%
- Two Year	3.603%	29,389	$61,199,904.57	11.043%
- Technical	3.585%	13,078	$27,899,446.26	5.034%
- Other	4.719%	30	$91,261.86	0.016%

- Total	3.690%	188,289	$554,221,087.47	100.000%

VI. 2001-1 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$4,562,397.12
B	Interest Subsidy Payments Accrued During Collection Period				552,710.37
C	SAP Payments Accrued During Collection Period				438,604.21
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCTS)				76,727.32
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$5,630,439.02

G	Student Loan Rate
	i	Days in Calculation Period			91
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$5,630,439.02
	iv	Primary Servicing Fee			$1,279,585.48
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$11,004.49
	vii	Total Pool Balance at Beginning of Collection Period			$580,457,316.13
	viii	Student Loan Rate ( ii / i ) * (( iii - iv - v - vi ) / vii )			2.94415%

H	Floating Rate Swap Payments Due to the Trust

			Class A-1L	Class A-2L	Certificates

	i	Aggregate Notional Swap Amounts	—	526,897,316	53,560,000
	ii	Libor Based Interest Rates/Rate of Return	0.00000%	1.32000%	1.67000%
	iii	Student Loan Rate Cap	2.94415%	2.94415%	2.94415%
	iv	Excess Over Cap ( ii-iii)	0.00000%	0.00000%	0.00000%
	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

VII. 2001-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period
A	Class A-1 Libor Based Interest Rate
B	Class A-1 Interest Rate	0.000000000	(4/26/04—7/26/04)	0.00000%
C	Class A-2 Libor Based Interest Rate
D	Class A-2 Interest Rate	0.003336667	(4/26/04—7/26/04)	1.32000%
E	Class B Libor Based Interest Rate
F	Class B Interest Rate	0.004221389	(4/26/04—7/26/04)	1.67000%

VIII. 2001-1 Inputs From Previous Quarterly Servicing Reports 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$577,221,497.27
	ii	Interest To Be Capitalized	3,235,818.86

	iii	Total Pool	$580,457,316.13
	iv	Specified Reserve Account Balance	—
	v	Total Adjusted Pool	$580,457,316.13

B	Total Note and Certificate Factor		0.37931444973
C	Total Note and Certificate Balance		$580,457,316.13

D	Note Balance 4/26/2004		Class A-1	Class A-2	Class B

	i	Current Factor	0.0000000000	0.9681697037	1.0000000000
	ii	Expected Note Balance	$0.00	526,897,316.13	$53,560,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00
H	Reserve Account Balance		$1,501,744.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00
M	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
N	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

IX. 2001-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds Total Available Funds ( Sections III-F + VI-D + VI-H-v )		$28,143,145.59	$28,143,145.59

B	Primary Servicing Fees-Current Month		$420,179.82	$27,722,965.77

C	Administration Fee		$20,000.00	$27,702,965.77

D	Swap Fees
	i	Fixed Rate Swap Payment	$5,502.25	$27,697,463.52
	ii	Fixed Rate Swap Payment	$5,502.25	$27,691,961.27

	iii	Total Swap Fees	$11,004.49

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$27,691,961.27
	ii	Class A-2	$1,758,080.71	$25,933,880.56
	iii	Class B	$226,097.59	$25,707,782.97

	iv	Total Noteholder’s Interest Distribution	$1,984,178.30

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$25,707,782.97
	ii	Class A-2	$23,306,984.26	$2,400,798.71
	iii	Class B	$0.00	$2,400,798.71

	iv	Total Noteholder’s Principal Distribution	$23,306,984.26

G	Increase to the Specified Reserve Account Balance		$0.00	$2,400,798.71

H	Floating Rate Swap Payment Reimbursement		$0.00	$2,400,798.71

I	Carryover Servicing Fees		$0.00	$2,400,798.71

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$2,400,798.71
	ii	Class A-2	$0.00	$2,400,798.71
	iii	Class B	$0.00	$2,400,798.71

	iv	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$2,400,798.71	$0.00

X. 2001-1 Distributions

A	Distribution Amounts			Class A-1	Class A-2		Class B
	i	Quarterly Interest Due		$00.00		$1,758,080.71	$226,097.59
	ii	Quarterly Interest Paid		0.00		1,758,080.71	226,097.59

	iii	Interest Shortfall		$0.00		$0.00	$0.00

	iv	Interest Carryover Due		$0.00		$0.00	$0.00
	v	Interest Carryover Paid		0.00		0.00	0.00

	vi	Interest Carryover		$0.00		$0.00	$0.00

	vii	Quarterly Principal Due		$0.00		$23,306,984.26	$0.00
	viii	Quarterly Principal Paid		0.00		23,306,984.26	0.00

	ix	Quarterly Principal Shortfall		$0.00		$0.00	$0.00

	x	Total Distribution Amount		$0.00		$25,065,064.97	$226,097.59

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$580,457,316.13
	ii	Adjusted Pool Balance 6/30/04		557,150,331.87

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$23,306,984.26

	iv	Adjusted Pool Balance 3/31/04		$580,457,316.13
	v	Adjusted Pool Balance 6/30/04		557,150,331.87

	vi	Current Principal Due (iv-v)		$23,306,984.26
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$23,306,984.26

	ix	Principal Distribution Amount Paid		$23,306,984.28

	x	Principal Shortfall (viii - ix)		$—
C		Total Principal Distribution		$23,306,984.26
D		Total Interest Distribution		1,984,178.30

E		Total Cash Distributions		$25,291,162.56

F	Note Balances 4/26/2004			4/26/2004		7/26/2004
	i	A-1T Note Balance	78442GCM6	$—		$—
		A-1 Note Pool Factor		0.0000000000		0.0000000000

	ii	A-2 Note Balance	78442GCP9	$526,897,316.13		$503,590,331.87
		A-2 Note Pool Factor		0.9681697037		0.9253433021

	iii	B Note Balance	78442GCR5	$53,560,000.00		$53,560,000.00
		B Note Pool Factor		1.0000000000		1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance				$1,501,744.00
	ii	Deposits to correct Shortfall				$—
	iii	Deposits from Excess Servicing				$2,400,798.71

	iv v	Total Reserve Account Balance Available Required Reserve Account Balance			$ $	3,902,542.71 1,501,744.00

	vi	Shortfall Carried to Next Period				$—
	vii	Excess Reserve - Release to SLM Corp.				$2,400,798.71
	viii	Ending Reserve Account Balance				$1,501,744.00

XI. 2000-1 Historical Pool Information

					2003	2002	2001
			4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02	1/1/01-12/31/01
Beginning Student Loan Portfolio Balance			$577,221,497.27	$626,723,369.14	$896,060,384.66	$1,232,435,547.46	$1,492,831,995.11
	Student Loan Principal Activity
	i	Regular Principal Collections	$21,303,169.65	$45,631,901.68	$205,496,720.78	$134,472,620.87	$199,405,777.37
	ii	Principal Collections from Guarantor	3,723,518.48	5,788,079.14	$24,517,876.70	$29,171,363.32	$21,402,991.70
	iii	Principal Reimbursements	40,667.20	136,917.00	$51,463,151.74	$193,329,575.08	$72,070,885.87
	iv	Other System Adjustments	—	—	—	—	$—

	v	Total Principal Collections	$25,067,355.33	$51,556,897.82	$281,477,749.22	$356,973,559.27	$292,879,654.94
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$59,895.49	$77,987.26	$1,717,575.47	$2,223,858.88	$2,098,409.54
	ii	Capitalized Interest	(2,126,841.02)	(2,133,013.22)	(13,858,309.17)	(22,822,255.35)	(34,581,616.83)

	iii	Total Non-Cash Principal Activity	$(2,066,945.53)	$(2,055,025.96)	$(12,140,733.70)	$(20,598,396.47)	$(32,483,207.29)
(-)	Total Student Loan Principal Activity		$23,000,409.80	$49,501,871.86	$269,337,015.52	$336,375,162.80	$260,396,447.65
	Student Loan Interest Activity
	i	Regular Interest Collections	$2,533,847.48	$2,890,079.68	$16,126,312.00	$31,153,689.99	$53,755,205.90
	ii	Interest Claims Received from Guarantors	158,301.09	261,706.25	$1,354,026.13	$2,104,129.89	$1,595,019.48
	iii	Collection Fees/Returned Items	30,110.24	33,312.16	$92,933.45	$35,492.54	$—
	iv	Late Fee Reimbursements	149,359.82	198,760.04	$730,650.09	$795,356.45	$970,115.71
	v	Interest Reimbursements	27,969.76	17,606.69	$331,583.79	$1,604,626.83	$674,935.45
	vi	Other System Adjustments	—	—	$—	$—	$—
	vii	Special Allowance Payments	285,098.65	307,281.35	$496,075.59	$627,583.53	$357,683.94
	viii	Subsidy Payments	605,277.52	641,596.28	3,734,434.84	7,167,612.21	$8,032,597.59

	ix	Total Interest Collections	$3,789,964.56	$4,350,342.45	$22,866,015.89	$43,488,491.44	$65,385,558.07
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,178.15	$(2,052.90)	$(1,303,518.00)	$(1,661,544.28)	$(1,659,599.18)
	ii	Capitalized Interest	2,126,841.02	2,133,013.22	13,858,309.17	22,822,255.35	34,581,616.83

	iii	Total Non-Cash Interest Adjustments	$2,128,019.17	$2,130,960.32	$12,554,791.17	$21,160,711.07	$32,922,017.65

	Total Student Loan Interest Activity		$5,917,983.73	$6,481,302.77	$35,420,807.06	$64,649,202.51	$98,307,575.72
(=)	Ending Student Loan Portfolio Balance		$554,221,087.46	$577,221,497.27	$626,723,369.14	$896,060,384.66	$1,232,435,547.46
(+)	Interest to be Capitalized		$2,929,244.40	$3,235,818.86	$3,417,804.39	$5,279,738.13	$8,037,533.83
(=)	TOTAL POOL		$557,150,331.86	$580,457,316.13	$630,141,173.53	$901,340,122.79	$1,240,473,081.29
(+)	Reserve Account Balance		$—	$—	$1,575,352.93	$2,253,350.31	$3,101,182.70
(=)	Total Adjusted Pool		$557,150,331.86	$580,457,316.13	$631,716,526.46	$903,593,473.10	$1,243,574,263.99

XII. 2001-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-01	$1,452,573,078	8.49%

Jul-01	$1,398,818,419	8.99%

Oct-01	$1,336,612,443	9.80%

Jan-02	$1,240,473,081	12.56%

Apr-02	$1,153,589,856	13.89%

Jul-02	$1,095,143,281	13.55%

Oct-02	$992,790,104	15.52%

Jan-03	$901,340,123	16.83%

Apr-03	$823,986,181	17.51%

Jul-03	$787,033,758	16.56%

Oct-03	$681,972,804	18.68%

Jan-04	$630,141,174	18.65%

Apr-04	$580,457,316	18.66%

Jul-04	$557,150,332	17.69%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.